SUB-ITEM 77Q1(a)


Appendix A, dated February 23, 2010, to the Master Amended and Restated By-Laws for MFS Series Trust VI, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 43 to the Registration Statement of MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on April 28, 2010, under Rule 485 under the Securities Act of 1933.
Such document is incorporated herein by reference.